SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest Event Reported) April 24, 1995


                     E. I. du Pont de Nemours and Company
            (Exact Name of Registrant as Specified in Its Charter)


            Delaware                   1-815              51-0014090
    (State or Other Jurisdiction     (Commission       (I.R.S Employer
         of Incorporation)           File Number)     Identification No.)


                              1007 Market Street
                          Wilmington, Delaware  19898
                   (Address of principal executive offices)


      Registrant's telephone number, including area code:  (302) 774-1000















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Item 7.  Financial Statements and Exhibits

          In connection with Debt and/or Equity Securities that may be offered on a delayed or continuous basis under Registration Statements on Form S-3 (No. 33-48128, No. 33-53327 and No. 33-58599), we hereby file the following press release.


     Exhibit
     Number                        Description of Exhibit
     -------          -------------------------------------------------

       99             Copy of the Registrant's Earnings Press Release,
                        dated April 24, 1995








































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                                  SIGNATURE



          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                 E. I. DU PONT DE NEMOURS AND COMPANY
                                             (Registrant)




                                           /s/ D. B. Smith
                                 ------------------------------------
                                             D. B. Smith
                                         Assistant Controller




April 24, 1995

























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                                 EXHIBIT INDEX




Exhibit
Number                                 Description
- -------          -------------------------------------------------------

  99             Copy of the Registrant's Earnings Press Release, dated
                   April 24, 1995.







































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                                                     EXHIBIT 99





                                    Contact:  Mike Ricciuto
                                              (302) 774-2883




          WILMINGTON, Del., April 24 -- Building on its record 1994 performance, DuPont reported record net income for the first quarter of 1995 of $959 million, or $1.40 per share, up
49 percent from the $642 million, or $.94 per share, earned in the first quarter 1994.
          As previously announced, on April 6, 1995, DuPont redeemed 156 million shares of DuPont common stock from Seagram. This transaction did not affect first quarter results, but will have a positive effect on earnings per share in future quarters.
          "This is a fantastic start to the year," said DuPont chairman Edgar S. Woolard. "Our ability to sustain strong financial performance and achieve real market growth is supported by another outstanding quarter." Woolard cited Agricultural Products and businesses in the company's Polymers and Chemicals segments for their particularly strong performances.
          "We continue to see strong demand in chemicals and specialties and, more recently, higher selling prices, with added impetus from a weaker U.S dollar," said Woolard. "This was clearly demonstrated in Europe and Asia, with earnings from



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these regions more than double last year's first quarter.
Petroleum, although down from last year, also performed quite well given the difficult industry conditions experienced during the quarter."
          Sales totaled $10.5 billion, up $1.3 billion or 14 percent. For combined Chemicals and Specialties segments, sales were up 17 percent with 11 percent higher volume. Selling prices were up 6 percent, reflecting in part the currency effect of a weaker dollar. For the petroleum segment, sales were up
10 percent versus last year, largely on higher refined product volumes.
          The following compares first quarter 1995 results with first quarter 1994, for each industry segment:
          Chemicals segment earnings were $167 million, up
$84 million, or 101 percent, principally attributable to better results for white pigments and specialty chemicals. Segment sales increased 22 percent with the most significant increases occurring outside the United States. Sales volume was up
14 percent, while selling prices increased 8 percent.
          Fibers segment earnings of $205 million were up
$61 million, or 42 percent, principally reflecting improvements in aramids, "Dacron" polyester, nylon, and "Lycra" spandex. Segment sales were 13 percent higher, on 8 percent higher volume and 5 percent higher selling prices.




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


          Polymers segment earnings were $235 million, up
$88 million, or 60 percent, from last year. Engineering polymers, packaging and industrial polymers, and elastomers continue to perform very well, primarily reflecting higher sales. Segment sales improved 20 percent, reflecting 14 percent higher volume, and 6 percent higher selling prices.
          Petroleum segment earnings were $186 million, down
$29 million, or 13 percent, due to the decline in worldwide refined product margins. However, upstream earnings were $169 million, up 27 percent due to higher crude oil prices and lower costs more than offsetting lower U.S. natural gas prices and lower international oil and gas production. Downstream earnings were $17 million, down from $82 million earned in the prior year, on significantly lower margins.
          Diversified Businesses segment earnings totaled
$237 million, up $89 million or 60 percent. The earnings improvement was largely attributable to better results from agricultural products and films. Segment sales were up
17 percent, largely reflecting higher sales of agricultural products outside the United States. Segment selling prices were up 4 percent, while sales volume increased by 13 percent.







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          "Our businesses continue to deliver outstanding
results," said Woolard. "In addition, given earnings-per-share accretion from the recent stock buyback and our expectation for continued favorable global economic conditions, we are optimistic about the future and our ability to provide attractive shareholder returns."



4/24/95













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


E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

                                                                   Three Months Ended
CONSOLIDATED INCOME STATEMENT                                           March 31
- --------------------------------------------------------------------------------------
(Dollars in millions, except per share)                            1995<Fa>    1994
- --------------------------------------------------------------------------------------
SALES ......................................................      $10,502     $ 9,190
Other Income ...............................................          361         205
                                                                  -------     -------
    Total ..................................................       10,863       9,395
                                                                  -------     -------
Cost of Goods Sold and Other Expenses ......................        7,603       6,675
Selling, General and Administrative Expenses ...............          740         664
Depreciation, Depletion and Amortization ...................          648<Fb>     703
Exploration Expenses, Including Dry Hole Costs
  and Impairment of Unproved Properties ....................           54          59
Interest and Debt Expense ..................................          120         142
                                                                  -------     -------
    Total ..................................................        9,165       8,243
                                                                  -------     -------
EARNINGS BEFORE INCOME TAXES ...............................        1,698       1,152
Provision for Income Taxes .................................          739         510
                                                                  -------     -------
NET INCOME .................................................      $   959     $   642
                                                                  =======     =======


EARNINGS PER SHARE OF COMMON STOCK<Fc> .....................      $  1.40     $   .94
                                                                  =======     =======
DIVIDENDS PER SHARE OF COMMON STOCK ........................      $   .47     $   .44
                                                                  =======     =======

<Fa>Subsequent Event - on April 6, 1995, DuPont redeemed 156 million of
    DuPont common shares from Seagram in a transaction valued at $8,775. In the transaction, Seagram received $1,000 in cash, $7,335 in short-term DuPont notes, and warrants valued at $440. This represents approximately $53 per share in cash and notes and $3 per share in warrants. On a pro forma basis, if the transaction had occurred at January 1, 1995 (assuming that the related indebtedness had been outstanding throughout the first quarter 1995), Earnings Per Share of Common Stock would have been $1.65 (on the basis of 525,352,598 average outstanding shares). The Company currently expects that the long-term funding for this transaction will include up to $3,500 of new equity. Accordingly, pro forma data for the first quarter 1995 are not necessarily indicative of results in subsequent periods.
<Fb>Effective with assets placed in service beginning in 1995 for the
    Company's chemicals and specialties businesses, the Company changed from an accelerated method to a straight-line method of depreciation. This change did not have a material impact for first quarter 1995, and it is not expected to have a material effect on full year 1995 results.
<Fc>Earnings per share are calculated on the basis of the following average number of common shares outstanding:
                    Three Months Ended March 31:
                         1995 -- 681,352,598
                         1994 -- 678,476,595

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






E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES


                                                                  Three Months Ended
CONSOLIDATED INDUSTRY SEGMENT INFORMATION                               March 31
- --------------------------------------------------------------------------------------
(Dollars in millions)                                               1995        1994
- --------------------------------------------------------------------------------------
SALES
- -----
Chemicals ..................................................      $ 1,035     $  848
Fibers .....................................................        1,854      1,645
Polymers ...................................................        1,777      1,483
Petroleum ..................................................        4,253      3,862
Diversified Businesses .....................................        1,583      1,352
                                                                  -------     ------
    Total ..................................................      $10,502     $9,190
                                                                  =======     ======

AFTER-TAX OPERATING INCOME
- --------------------------
Chemicals ..................................................      $   167     $   83
Fibers .....................................................          205        144
Polymers ...................................................          235        147
Petroleum ..................................................          186        215
Diversified Businesses .....................................          237        148
                                                                  -------     ------
    Total ..................................................        1,030        737

Interest and Other Corporate
  Expenses Net of Tax ......................................          (71)       (95)
                                                                  -------     ------

NET INCOME .................................................      $   959     $  642
- ----------                                                        =======     ======






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